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                                    EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: February 15, 2000

                      CITICORP VENTURE CAPITAL LTD.



                      By: /s/ Anthony P. Mirra
                         -----------------------------
                         Name: Anthony P. Mirra
                         Title: Vice President



                      CITIBANK, N.A.

                      By: /s/ Joseph B. Wollard
                         -----------------------------
                         Name: Joseph B. Wollard
                         Title: Assistant Secretary


                      CITICORP

                      By: /s/ Joseph B. Wollard
                         -----------------------------
                         Name: Joseph B. Wollard
                         Title: Assistant Secretary


                      CITIGROUP HOLDINGS COMPANY

                      By: /s/ Joseph B. Wollard
                         -----------------------------
                         Name: Joseph B. Wollard
                         Title: Assistant Secretary


                      CITIGROUP INC.

                      By: /s/ Joseph B. Wollard
                         -----------------------------
                         Name: Joseph B. Wollard
                         Title: Assistant Secretary